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                                                                    EXHIBIT 24.1

                   POWER OF ATTORNEY OF DIRECTORS AND OFFICERS

     KNOW ALL MEN BY THESE PRESENTS, that Royal Appliance Mfg. Co., an Ohio corporation and each of the undersigned Directors and/or officers of Royal Appliance Mfg. Co. hereby constitutes and appoints Michael J. Merriman, Richard
G. Vasek, Marc H. Morgenstern, Michael A. Ellis and Deborah A. Weisman, and each of them, their attorneys-in-fact and agents, with full power of substitution and resubstitution, for and on behalf of Royal Appliance Mfg. Co. and the undersigned Directors and/or officers of Royal Appliance Mfg. Co. and each of such directors and/or officers, to execute the Royal Appliance Mfg. Co. Registration Statement on Form S-8 relating to the Common Shares to be issued under the Royal Appliance Mfg. Co. 1996 Key Executive Long Term Incentive Plan and any and all documents and post-effective amendments thereto and to file the same, with Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may do or cause to be done by virtue hereof.

     This Power of Attorney of Royal Appliance Mfg. Co. and the Directors and/or officers of Royal Appliance Mfg. Co. may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

     IN WITNESS WHEREOF, this Power of Attorney has been signed this 1st day of May, 2000.



/s/ Michael J. Merriman                      ROYAL APPLIANCE MFG. CO.
-----------------------------------
Michael J. Merriman, President and Chief
Executive Officer and Director
                                             By: /s/ Michael J. Merriman
                                             ----------------------------
                                                 Michael J. Merriman, President
                                                 and Chief Executive Officer
/s/ Richard G. Vasek
-----------------------------------
Richard G. Vasek,
Chief Financial Officer


/s/ R. Louis Schneeberger
-----------------------------------
R. Louis Schneeberger,
Chairman of the Board

/s/ E. Patrick Nalley
-----------------------------------
E. Patrick Nalley,
Director

/s/ John Rochon
-----------------------------------
John Rochon,
Director

/s/ J.B. Richey
-----------------------------------
J.B. Richey,
Director

/s/ Jack Kahl, Jr.
-----------------------------------
Jack Kahl, Jr.,
Director